                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                            Tufco Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            TUFCO TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 12, 2003

To Our Stockholders:

     You are invited to attend the annual meeting of stockholders of Tufco Technologies, Inc. to be held at The American Club, Highland Drive, Kohler, Wisconsin 53044 on Wednesday, March 12, 2003, at 8:00 a.m., Central Standard Time, for the following purposes:

     PROPOSAL 1. To elect six directors to serve for a one-year term and until their successors are elected and qualified.

     PROPOSAL 2. To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2003.

     PROPOSAL 3. To approve the 2003 Non-Qualified Stock Option Plan.

     PROPOSAL 4. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

     The record date for the annual meeting is January 28, 2003. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting.

     The board of directors hopes that you will find it convenient to attend the annual meeting in person, but whether or not you plan to attend, please complete, sign, date and return the enclosed proxy to ensure that your shares of common stock are represented at the annual meeting. Returning your proxy does not deprive you of the right to attend the annual meeting and vote your shares in person.

                                           Sincerely,

                                           /s/ MICHAEL B. WHEELER
                                           Michael B. Wheeler,
                                           Secretary

February 7, 2003

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           WEDNESDAY, MARCH 12, 2003

Tufco Technologies, Inc.
3161 S. Ridge Road
Green Bay, WI 54304

     The Board of Directors of Tufco Technologies, Inc. ("Tufco," the "Company," "we", "our" or "us") is soliciting proxies to be used at the 2003 annual meeting of stockholders to be held at The American Club, Highland Drive, Kohler, Wisconsin 53044 on Wednesday, March 12, 2003, at 8:00 a.m., Central Standard Time. This proxy statement, accompanying proxy and annual report to stockholders for the fiscal year ended September 30, 2002 are first being mailed to stockholders on or about February 7, 2003. Although the annual report is being mailed to stockholders with this proxy statement, it does not constitute part of this proxy statement.

WHO CAN VOTE

     Only stockholders of record as of the close of business on January 28, 2003 are entitled to notice of and to vote at the annual meeting. As of January 28, 2003, we had outstanding 4,627,844 shares of common stock, the only outstanding class of stock entitled to vote. Each stockholder of record on the record date is entitled to one vote for each share of common stock held.

HOW YOU CAN VOTE

     Shares of common stock cannot be voted at the annual meeting unless the holder of record is present in person or by proxy. All stockholders are urged to complete, sign, date and promptly return the proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement. Valid proxies will be voted at the annual meeting and at any postponements or adjournments thereof as you direct in the proxy. If no direction is given and the proxy is validly executed, the proxy will be voted FOR the election of the nominees for the Board of Directors set forth in this proxy statement, FOR the approval of the 2003 Non-Qualified Stock Option Plan, and FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2003. The persons authorized under the proxies will vote upon such other business as may properly come before the annual meeting in accordance with their best judgment.

REVOCATION OF PROXIES

     You may revoke your proxy at any time prior to the start of the annual meeting in three ways:

          (1) by delivering a written notice of revocation to the Corporate Secretary of Tufco;

          (2) by timely submitting a duly executed proxy bearing a later date;
     or

          (3) by attending the annual meeting and expressing the desire to vote your shares in person.

QUORUM

     A majority of the outstanding shares of common stock on January 28, 2003 (2,313,923 shares), represented in person or by proxy, shall constitute a quorum for the transaction of business at the annual meeting. However, if a quorum is not present, the stockholders present at the meeting have the power to adjourn the meeting until a quorum is present. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Broker non-votes are when a nominee holding shares of common stock for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto. Broker non-votes will not be included in the determination of the number of shares present at the annual meeting for quorum purposes.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT (STOCKTRANS, INC.) IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     Our bylaws provide that the board of directors will consist of one to twelve directors, as determined from time to time by resolution of the board. The board of directors has set the number of directors at six, all of whom are to be elected at the annual meeting. Each director will serve until the 2004 annual meeting and until his successor has been elected and qualified or until the director's earlier death, resignation or removal. Each nominee has consented to being named in this proxy statement and to serve if elected.

     We have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the board of directors designates a substitute nominee, the persons named in the accompanying proxy will vote for the substitute nominee designated by the board of directors, unless a contrary instruction is given in the proxy.

     Each stockholder is entitled to cast one vote for each share of common stock held on January 28, 2003. The majority vote of the shares represented in person or by proxy at the annual meeting is required to elect each director. Votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

NOMINEES

     The persons nominated to be directors are listed below. All of the nominees listed below are currently directors and have been since 1992, except Mr. LeCalsey, who became a director in September 1996, and Mr. Preston who became a director in September 1999.

     During fiscal year 2002, the Board of Directors held four meetings. No director attended less than 75% of the aggregate of the total number of meetings held by the Board of Directors and the committees on which he served.

     The following information as of January 28, 2003 is submitted concerning the nominees named for election as directors:

NAME                                     AGE   POSITION WITH TUFCO
----                                     ---   -------------------
Robert J. Simon........................  44    Chairman of the Board of Directors
Samuel J. Bero.........................  67    Director
C. Hamilton Davison, Jr. ..............  43    Director
Louis LeCalsey, III....................  63    Director, President and Chief Executive
                                               Officer
William J. Malooly.....................  60    Director
Seymour S. Preston, III................  69    Director

     Robert J. Simon -- Mr. Simon has been Chairman of the Board of Directors of Tufco since February 1992. Mr. Simon has been a Senior Managing Director of Bradford Ventures, Ltd., a private investment firm, since 1992 and a General Partner of Bradford Associates since 1989, having started at the firm in 1984. Mr. Simon is either Chairman of the Board or a director of Wolverine Brass, Parmarco Technologies, Inc., TriMark USA, Inc., Overseas Equity Investors Ltd., and Overseas Callander Fund, Ltd. and several other privately held companies.

     Samuel J. Bero -- Mr. Bero had been President and Chief Executive Officer from November 1993 until he retired in July 1995, Executive Vice President since November 1992, and our General Manager since 1974, when he co-founded Tufco Industries, Inc., our predecessor. Mr. Bero has been a director since 1992 and has over 33 years of experience in the converting industry.

     C. Hamilton Davison, Jr. -- Mr. Davison has been a director since 1992. Mr. Davison has been the President and a director of Paramount Cards, Inc., a manufacturer and retailer of greeting cards, since 1988 and Chief Executive Officer since 1995. Prior to that time, Mr. Davison was Vice President, International and Marketing of Paramount Cards, Inc. Mr. Davison is also a director and former President of the greeting card industry trade association. In addition to other private companies and not-for-profit boards, he served as a director and member of the audit committee of Valley Resources (AMEX:VR) until 2000 when the company was sold to Southern Union (NYSE:SUG). Mr. Davison received a Bachelors Degree from Vanderbilt University and a masters degree from the University of Texas.

     Louis LeCalsey, III -- Mr. LeCalsey has been a director and our President and Chief Executive Officer since October 1996. Previously he was President of Tufco Industries, Inc., our predecessor, from April 1996 through September 1996 and prior to that he served as Vice President of Worldwide Logistics for Scott Paper Company, the culmination of a 23-year career with Scott in various leadership positions. Mr. LeCalsey serves as a director for TriMark USA, Inc., is a member of the Advisory group for Bradford Equities Fund L.P, and serves as Chair of the Council of Trustees for the University of Wisconsin-Green Bay.

     William J. Malooly -- Mr. Malooly has been a director since 1992. Mr. Malooly was the Chairman and Chief Executive Officer of Bank One, Green Bay since 1977 until he retired from Bank One in September 1999. Mr. Malooly is currently engaged in consulting and investing.

     Seymour S. Preston, III -- Mr. Preston has been a director since September 1999. Since 1994 Mr. Preston has been the Chairman and Chief Executive Officer of AAC Engineered Systems, Inc. a manufacturer of deburring and metal finishing equipment. From 1990 to 1993, Mr. Preston was President and Chief Executive Officer of Elf Atochem North America, Inc., a manufacturer and marketer of plastics and specialty chemicals. Prior to 1990, Mr. Preston was President, Chief Operating Officer and director of Pennwalt Corporation. Mr. Preston is currently a director of Albemarle Corporation, Scott Specialty Gases, Inc., The Barra Foundation, The Wistar Institute, and The Academy of Natural Sciences of Philadelphia. Mr. Preston received a BA in chemistry from Williams College and an MBA from the Harvard Business School.

     None of the directors listed herein is related to any other director or executive officer of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF DIRECTORS AS SET FORTH IN PROPOSAL ONE.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, a Compensation Committee, and an Audit Committee but not a Nominating Committee.

EXECUTIVE COMMITTEE

Functions:                   Serves in the event action must be taken by the
                             board of directors at a time when convening a meeting of the entire Board of Directors is not feasible. May exercise all of the authority of the board of directors in the business and affairs of Tufco with certain exceptions.

Members:                     Samuel J. Bero
                             Robert J. Simon

Number of Meetings in 2002:  None.

AUDIT COMMITTEE

Functions:                   Reviews proposals from our independent auditors
                             regarding annual audits. Recommends the engagement or discharge of the auditors. Reviews recommendations of the auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices.
                             Reviews the scope of the annual audit. Approves or disapproves each professional service or type of service other than standard auditing services to be provided by the auditors. Reviews and discusses the unaudited quarterly and audited annual financial statements with management and the auditors prior to the earnings release.

Members:                     Robert J. Simon
                             William J. Malooly
                             Seymour S. Preston III

Number of Meetings in 2002:  Four

COMPENSATION COMMITTEE

Functions:                   Reviews annual salaries and bonuses and determines
                             the recipients of, and time of granting of, stock options. Determines the exercise price of each stock option and the number of shares to be issued upon the exercise of each stock option.

Members:                     Samuel J. Bero
                             Robert J. Simon
                             C. Hamilton Davison, Jr.

Number of Meetings in 2002:  One.

                             DIRECTOR COMPENSATION

     Our directors who are not employees receive:

        - an annual fee of $7,000,

        - a payment of $1,500 for each board meeting attended, and

        - a payment of $1,500 for each committee meeting attended.

In addition, upon election or reelection to the Board of Directors at the annual meeting, each non-employee director receives an option to acquire 3,000 shares of common stock under Tufco's 1993 Non-Employee Director Stock Option Plan, as amended. The options are exercisable immediately at an exercise price equal to the fair market value of the common stock on the date of the annual meeting. On March 15, 2002, Messrs. Bero, Davison, Malooly, Preston and Simon each received options to acquire 3,000 shares of common stock under the aforementioned stock option plan, with an exercise price of $5.80 per share.

                                   MANAGEMENT

COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes the compensation for each of the fiscal years ended September 30, 2002, 2001 and 2000 of the Chief Executive Officer and the other most highly compensated executive officers who earned a total annual salary and bonus in excess of $100,000 in fiscal year 2002.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                       ANNUAL COMPENSATION                   SECURITIES
NAME AND                               -------------------   OTHER ANNUAL    UNDERLYING        ALL OTHER
PRINCIPAL POSITION       FISCAL YEAR    SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION(1)(2)
------------------       -----------   --------   --------   ------------   ------------   ------------------
Louis LeCalsey, III....     2002       $262,500         --      --             30,000           $  5,437
  Director, President
     and                    2001        250,000     75,000      --                 --              4,346
  Chief Executive
     Officer                2000        237,500     41,563      --             75,000              5,625
Michael B.
  Wheeler(3)...........     2002       $ 82,500   $  2,000      --             15,000                 --
  Vice President,           2001             --         --      --                 --                 --
  Chief Financial
     Officer,               2000             --         --      --                 --                 --
  Secretary and
     Treasurer
Drew W. Cook(4)........     2002       $133,570   $  2,000      --              7,500           $  3,771
  Chief Accounting
     Officer,               2001        120,000     60,000      --                 --              2,404
  Corporate Controller,     2000        102,667     23,200      --             14,000              3,407
  Asst. Secretary and
     Asst Treasurer
Madge Joplin...........     2002       $118,500         --      --              4,000           $  1,681
  Vice President Sales
     &                      2001        115,000     10,000      --                 --              1,342
  Operations                2000         96,000         --      --             19,000              1,376
Charles Cobaugh........     2002       $166,000         --      --              7,500           $  2,463
  Vice President Paint      2001        159,000     93,000      --                 --              2,019
  Sundry Sector             2000        154,000     26,950      --             13,000              2,074
Gregory L. Wilemon(5)..     2002       $ 42,610         --      --             17,000           $154,969(6)
  Chief Financial
     Officer                2001        183,750     55,125      --                 --              5,250
  Chief Operating
     Officer                2000        167,500     15,313      --             42,000              1,870

---------------

(1) Perquisites and other personal benefits for Louis LeCalsey, III, Michael B. Wheeler, Drew W. Cook, Madge Joplin, Charles Cobaugh and Gregory L. Wilemon did not exceed the level of $50,000 or 10% of their total annual salary plus bonus.

(2) Includes employer matching contributions to the Company's 401(k) plan, and in addition to the amounts set forth below, the Company contributes to a self funded insurance plan on behalf of the named executive officers.

(3) Mr. Wheeler replaced Drew W. Cook as Chief Financial Officer on March 27, 2002.

(4) Mr. Cook replaced Greg Wilemon as acting Chief Financial Officer on December 19, 2001.

(5) Mr. Wilemon served as the Chief Financial Officer of the Company until December 19, 2001.

(6) Includes severance payments made to Mr. Wilemon in connection with the termination of his employment on December 19, 2001.

EMPLOYMENT AGREEMENTS

     Mr. LeCalsey entered into an employment agreement with us effective September 19, 1996 as amended, under which he serves as the President and Chief Executive Officer for an initial term of three years with successive one-year renewal terms. If we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him immediately terminates. If we terminate his employment without cause, we are obligated to compensate him for the remaining term of the agreement or for a period of one year, whichever is greater. If his employment is terminated within 180 days following a change in control of the Company (as defined in the employment agreement), then we (or our successor) will be obligated to pay him his base salary (subject to certain deductions) for a period of two years following the occurrence of the change in control. The employment agreement prohibits him from competing with us while employed by us and for one year after termination of his employment with us. The employment agreement provides for an initial annual base salary of $200,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the board of directors.

     Mr. Wheeler entered into an employment agreement with us effective March 27, 2002, under which he serves as Vice President, Chief Financial Officer, Secretary and Treasurer for an initial term of one year with successive one-year renewal terms. If we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him immediately terminates. If we terminate his employment without cause, we will be obligated to compensate him for a period of one year (and if such termination occurs in the fourth quarter of any year, a pro-rated portion of his bonus, if applicable). The employment agreement prohibits him from competing with us while employed by us and for one year after termination of his employment by us. The employment agreement provides for an initial annual base salary of $165,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the board of directors.

     Mr. Cook entered into an employment agreement with us effective January 1, 2000 under which he serves as Corporate Controller for an initial term of two years. The agreement provides for successive one-year renewal terms. If we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him immediately terminates. If we terminate his employment without cause, we will be obligated to compensate him for the remaining term of the agreement or for a period of one year, whichever is greater. The employment agreement prohibits him from competing with us while employed by us and for one year after the later of his termination of employment or the termination of severance pay. The employment agreement provides for an initial annual base salary of $104,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the board of directors.

     Mr. Cobaugh entered into an employment agreement with us effective November 13, 1997 when Tufco purchased Foremost Manufacturing Company, Inc. Under this agreement Mr. Cobaugh serves as Vice President Paint Sundries Sector for an initial term of two years with successive one-year renewal terms. If we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him immediately terminates. If he is terminated without cause, we will be obligated to compensate him for the remaining term of the agreement or for a period of one year, whichever is greater. The employment agreement prohibits him from competing with us while employed by us and for one year after the later of his termination of employment or the termination of severance pay. The employment agreement provides for an initial annual base salary of $144,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the board of directors.

     Ms. Joplin entered into an employment agreement with us effective October 1, 1996 under which she serves as Vice President Sales and Operations for an initial term of one year with successive one-year renewal terms. If we terminate her employment for cause, or as a result of her death or disability, our obligation to compensate her immediately terminates. If she is terminated without cause, we will be obligated to compensate her for the remaining term of the agreement or for a period of one year, whichever is greater. The employment agreement prohibits her from competing with us while employed by us and for one year after the later of her termination of employment or the termination of severance pay. The employment agreement provides for an initial annual base salary of $75,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the board of directors.

                                 OPTION TABLES

OPTION GRANTS

     The following table sets forth the stock options grants made by the Company during fiscal year 2002 to the each of our executive officers described above in the "Summary Compensation Table". The following table also sets forth the hypothetical gains that would exist for the options at the end of the five-year terms after vesting, assuming compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of Tufco's common stock. All option exercise prices are based on market price on the grant date.

                         FISCAL YEAR 2002 OPTION GRANTS

                                                                                     POTENTIAL REALIZABLE
                                           INDIVIDUAL OPTION GRANTS                    VALUE AT ASSUMED
                                         ----------------------------                ANNUAL RATES OF STOCK
                            NUMBER OF                                                PRICE APPRECIATION AT
                              SHARES        % OF TOTAL                                  END OF TEN YEAR
                            UNDERLYING   OPTIONS GRANTED    EXERCISE                    OPTION TERM(1)
                             OPTIONS     TO EMPLOYEES IN    PRICE PER   EXPIRATION   ---------------------
NAME                        GRANTED(2)   FISCAL YEAR 2002     SHARE        DATE         5%          10%
----                        ----------   ----------------   ---------   ----------   ---------   ---------
Louis LeCalsey, III.......    30,000            33%           $7.00     10/01/2011    132,068     334,686
Michael B. Wheeler........    15,000            17%           $5.70     03/27/2012     53,770     136,265
Drew W. Cook..............     7,500             8%           $7.00     10/01/2011     33,017      83,671
Madge Joplin..............     4,000             4%           $7.00     10/01/2011     17,609      44,625
Charles Cobaugh...........     7,500             8%           $7.00     10/01/2011     33,017      83,671
Gregory L. Wilemon........    17,000            19%           $7.00     10/01/2011     74,838     189,655

---------------

(1) "Potential Realizable Value" is disclosed in response to Securities and Exchange Commission rules, which require such disclosure for illustrative purposes only, and is based on the difference between the potential market value of shares issuable (based upon assumed appreciation rates) upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted as, representations or projections of future value of Tufco's stock or of the stock price.

(2) Stock option grants vest in equal increments on each of the first three anniversaries of their date of grant.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the value of the unexercised options as of September 30, 2002 held by the executive officers. In fiscal year 2002, no executive officers of the Company exercised options to acquire the Company's common stock.

               AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2002 AND
                       FISCAL 2002 YEAR-END OPTION VALUES

                                                              NUMBER OF SHARES
                                                           UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                           OPTIONS AT FISCAL 2002        IN-THE-MONEY OPTIONS AT
                            SHARES                                YEAR-END               FISCAL 2002 YEAR-END(2)
                          ACQUIRED ON       VALUE        ---------------------------   ----------------------------
NAME                      EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                      -----------   --------------   -----------   -------------   ------------   -------------
Louis LeCalsey, III.....        --             --          164,000        55,000          $   --         $   --
Michael B. Wheeler......        --             --               --        15,000              --             --
Gregory L. Wilemon......        --             --               --        94,500              --             --
Drew W. Cook............        --             --           14,684        12,166              --             --
Madge Joplin............        --             --           13,166        10,334              --             --
Charles Cobaugh.........        --             --           11,667        11,833              --             --

---------------

(1) Represents the difference between the exercise price and the last sales price of the Common Stock on the date of exercise.

(2) The fair market value on September 30,2002 of the common stock underlying the options was $4.92 per share.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information concerning the equity compensation plans of the Company as of September 30, 2002.

                                                   (A)                                        (C)
                                                NUMBER OF                            NUMBER OF SECURITIES
                                            SECURITIES TO BE           (B)          REMAINING AVAILABLE FOR
                                               ISSUED UPON      WEIGHTED AVERAGE     FUTURE ISSUANCE UNDER
                                               EXERCISE OF      EXERCISE PRICE OF     EQUITY COMPENSATION
                                               OUTSTANDING         OUTSTANDING         PLANS (EXCLUDING
                                            OPTIONS, WARRANTS   OPTIONS, WARRANTS   SECURITIES REFLECTED IN
PLAN CATEGORY                                  AND RIGHTS          AND RIGHTS             COLUMN (A))
-------------                               -----------------   -----------------   -----------------------
Equity compensation plans approved by
  security holders(1).....................       455,400              $7.78                 395,600
Equity compensation plans not approved by
  security holders(2).....................            --                 --                      --

---------------

(1) Plans represent the 1992 Non-Qualified Stock Option Plan, which expired April 2002, and the 1993 Non-Employee Director Stock Option Plan, which expires March 2004.

(2) There are no equity compensation plans not approved by security holders.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

     With respect to fiscal 2002, the Audit Committee has reviewed and discussed the audited financial statements with management. Management has the responsibility for the preparation of our financial statements, and the independent auditors have the responsibility for the examination of those statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2002 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors, and the Board of Directors concurred in such recommendations.

     As a general rule, NASDAQ currently requires audit committees to consist of at least three members, each of whom is independent and is able to read and understand financial statements or will become able to do so within a reasonable period of time after appointment to the committee. Also, at least one member must have the experience or background which results in financial sophistication. According to current NASDAQ rules, a director will not be considered "independent" if, among other things, he has:

     - been employed by the Company or any affiliate of the Company in the current year or in any of the past three years;

     - an immediate family member who is or has been employed as an executive officer by the Company or an affiliate of the Company in any of the past three years;

     - been employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

     - received from the Company or any affiliate of the Company compensation (other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation) greater than $60,000 during the previous fiscal year; or

     - in any of the past three years, been a partner in, or controlling shareholder or executive of, a for-profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (1) $200,000; or (2) more than 5% of the Company's or business organization's consolidated gross revenues for the year.

     One member of the Company's Audit Committee, Robert J. Simon has served as Senior Managing Director of Bradford Ventures, Ltd., since 1992, and a General Partner of Bradford Associates since 1989. During fiscal 2002, we paid Bradford Ventures $289,632.56 in fees. We believe that the terms of the agreement with Bradford Ventures are at least as favorable to us as could be obtained from an unaffiliated party. NASDAQ rules currently permit the appointment of one director who is not considered independent to a company's audit committee if the board of directors believes such director's appointment is required by the best interests of the company and its stockholders. Based upon Mr. Simon's financial experience and background the Company's Board of Directors has determined that Mr. Simon's membership on the Audit Committee is required by the best interests of the Company and its stockholders.

                                            Respectfully submitted,
                                              Robert J. Simon
                                              William J. Malooly
                                              Seymour S. Preston III

AUDIT FEES; FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES; ALL OTHER FEES

     In addition to performing the audit of the Company's consolidated financial statements, Deloitte & Touche LLP has provided various other services during fiscal 2002. The aggregate fees billed for fiscal 2002 for each of the following categories of services are set forth below:

        Audit of the Company's annual financial statements for fiscal 2002 and reviews of the quarterly financial statements included in the Company's quarterly reports on Form 10-Q for fiscal 2002: $168,550

        All other services: $85,000

     Deloitte & Touche LLP has not provided any information technology services to the Company during fiscal 2002. The fee set forth above for "other services" pertains to tax return preparation and tax consulting services.

     The Audit Committee has reviewed summaries of the services provided and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Our executive compensation is supervised by our compensation committee. The functions of the compensation committee are to review general compensation policies and to review recommendations made regarding the salaries of executive officers. We seek to provide executive compensation that will support the achievement of our financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the compensation committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

     In general, we compensate our executive officers through base salary, but may also consider cash bonuses and long-term incentive compensation. In addition, executive officers participate in benefit plans that are generally available to our employees.

     The compensation committee's compensation policies for executive officers follow our compensation policy for all employees. This policy emphasizes the principle that compensation should be commensurate with performance of the individual and the company. With regard to the chief executive officer, the compensation committee considers a broad array of factors in establishing his base salary and bonus, including the salary and bonus payments for chief executive officers at companies in similar businesses. For fiscal year 2002, our chief executive officer had an employment agreement that provided for a minimum base salary of $200,000.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction that may be claimed by a public company for total compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated officers except to the extent that any compensation in excess of $1 million is paid pursuant to a performance-based plan. This provision became effective January 1, 1994 with respect to us. After considering the application of Section 162(m) to its compensation policies, the committee has determined that the provisions of Section 162(m) would not affect the compensation of any of the officers named above. To the extent that this might not continue to be the case, the committee would consider any changes necessary to conform to the provisions of Section 162(m).

     The compensation committee determined the salary for our chief executive officer for fiscal year 2002 based on the foregoing factors.

                                            Respectfully submitted,
                                            Compensation Committee:
                                              Samuel J. Bero
                                              Robert J. Simon
                                              C. Hamilton Davison, Jr.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bero and Mr. Simon serve on our compensation committee. Mr. Bero was an officer from November 1993 until his retirement in July 1995 and Mr. Simon currently is a general partner of Bradford Associates.

     We lease one of our facilities from a partnership in which Samuel J. Bero is a partner. The lease has a five-year term that expires March 2008. We have options to renew the lease for an additional five-year term at a negotiable rental rate. We paid total rent of $111,060 to the partnership that is the lessor of this facility for fiscal year 2002. We believe that the terms of this lease are at least as favorable to us as could have been obtained from an unaffiliated party.

     As one of the terms of our purchase of Tufco Industries, Inc., in February 1992, we entered into agreements with Mr. Bero and one other former stockholder of Tufco Industries, Inc. pursuant to which we are required to make interest-free advances for premiums on life insurance on their lives. The policies are collectively assigned to us as security for the repayment of such amounts. During fiscal year 2002, we paid $8,400 in premiums for Mr. Bero's policy. As of September 30, 2002, outstanding advances to Mr. Bero were $98,229.

     In 1994, the Company entered into a consulting agreement with Bradford Ventures, Ltd., an affiliate of Bradford Venture Partners, L.P., and Overseas Equity Investors Partners, two of our largest stockholders, under which Bradford Ventures provides various financial consulting services to us for an initial term of 10 years, with successive automatic renewal terms of one year each unless terminated by either party. Under this agreement, Bradford Ventures has assisted us in structuring our initial public offering, various acquisitions and divestitures and restructuring our long-term obligations. In addition, Bradford Ventures provides general business consulting and advice. We expect to use the services of Bradford Ventures in the future for similar services as well as in any major transaction, such as loans, subsequent public offerings and acquisitions and divestitures. We are obligated to pay Bradford Ventures an annual fee of $239,245 under the agreement, subject to a 5% annual increase, plus reasonable out-of-pocket expenses. During fiscal year 2002, we paid Bradford Ventures $289,632.56 in fees. We believe that the terms of the agreement with Bradford Ventures are customary and are at least as favorable to us as could be obtained from an unaffiliated party.

                               PERFORMANCE GRAPH

     SEC rules require the presentation of a line graph comparing, over a period of five years, the cumulative total stockholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by us.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG TUFCO TECHNOLOGIES, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

                              [PERFORMANCE GRAPH]

                     ASSUMES $100 INVESTED ON OCT. 1, 1997
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING SEPT. 30, 2002

--------------------------------------------------------------------------------
                        1997      1998      1999      2000      2001      2002
--------------------------------------------------------------------------------
 Tufco Technologies,
  Inc.                 100.00     67.47     72.29     97.59     72.29     47.42
 MG Group Index        100.00     65.46     77.01     56.20     59.29     72.43
 NASDAQ Market Index   100.00    103.92    168.12    229.98     94.23     75.81

     The graph above compares the performance of our common stock with the performance of the NASDAQ Market Index and the MG Paper Products Group Index from October 1, 1997, through September 30, 2002. The comparison assumes $100 was invested on October 1, 1997, in our common stock and in each of the aforementioned indices and assumes reinvestment of dividends.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all
Section 16(a) forms they file.

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 2002 fiscal year all
Section 16(a) filing requirements were complied with, except that Louis

LeCalsey III, Michael B. Wheeler, Drew W. Cook, Madge Joplin and Charles Cobaugh each filed one report for one transaction late.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 21, 2003 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director, (3) each named executive officer, and (4) all current directors and named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual's spouse. The individual or entity has sole voting and investment power as to shares shown or, in the case of the individual, such power is shared with the individual's spouse.

     Certain of the shares listed below are deemed to be owned beneficially by more than one stockholder under SEC rules. Accordingly, the sum of the ownership percentages listed exceeds 100%.

                                                              AMOUNT AND NATURE OF   PERCENT OF
                                                              BENEFICIAL OWNERSHIP     CLASS
                                                              --------------------   ----------
OVER 5% STOCKHOLDERS
Robert J. Simon(1)(3)(4)(5).................................       2,650,543            57.0%
Barbara M. Henagan(1)(3)....................................       2,621,661            56.6
Bradford Venture Partners, L.P.(1)(2).......................       1,909,870            41.3
Overseas Equity Investors Partners(3)(6)....................         709,870            15.3
OTHER DIRECTORS AND EXECUTIVE OFFICERS
Samuel J. Bero(7)...........................................         207,000             4.5
Louis LeCalsey III(8).......................................         278,988             5.8
C. Hamilton Davison, Jr.(5).................................          24,842               *
Seymour S. Preston III(13)..................................          14,000               *
William J. Malooly(5).......................................          24,000               *
Michael B. Wheeler..........................................           1,000               *
Drew W. Cook(9).............................................          28,107               *
Charles Cobaugh(10).........................................          33,121               *
Madge Joplin(11)............................................          29,286               *
Directors and Executive Officers as a Group (7
  persons)(1)(3)(12)........................................       3,261,475            66.3%

---------------

  *  Less than one percent

 (1) The amounts shown for Mr. Simon and Ms. Henagan include the shares owned of record by Bradford Venture Partners, as to which they may be deemed to share beneficial ownership due to their having voting and dispositive power over such shares. Bradford Associates, a general partnership of which such two persons are the partners, is the sole general partner of Bradford Venture Partners and, as such, holds a 1% interest in that partnership. The business address of each of Mr. Simon and Ms. Henagan is 44 Nassau Street, Princeton, New Jersey, 08542.

 (2) The address of the stockholder is 44 Nassau Street, Princeton, New Jersey 08542.

 (3) The amounts shown for Mr. Simon and Ms. Henagan includes the shares owned of record by Overseas Equity Investors Partners as to which they may be deemed to share beneficial ownership due to their having voting power over such shares. Mr. Simon serves as chairman of the board of directors of the corporation that acts as the managing partner of Overseas Equity. Bradford Associates holds a 1% partnership interest in Overseas Equity, which may increase upon the satisfaction of certain contingencies related to the overall performance of Overseas Equity's investment portfolio, and also acts as an investment advisor for Overseas Equity.

 (4) The stockholder is also one of our directors.

 (5) The amount shown includes 21,000 shares that may be acquired under options currently exercisable.

 (6) The address of the stockholder is Clarendon House, Church Street, Hamilton 5-31, Bermuda.

 (7) The amount shown includes 17,000 shares that may be acquired under options currently exercisable.

 (8) The amount shown includes 185,667 shares that may be acquired under options currently exercisable.

 (9) The amount shown includes 18,517 shares that may be acquired under options currently exercisable.

(10) The amount shown includes 15,167 shares that may be acquired under options currently exercisable.

(11) The amount shown includes 16,166 shares that may be acquired under options currently exercisable.

(12) The amount shown includes an aggregate of 293,184 shares that may be acquired under options currently exercisable.

(13) The amount shown includes 9,000 shares that may be acquired under options currently exercisable.

              PROPOSAL TWO -- RATIFICATION OF INDEPENDENT AUDITORS

     The stockholders are asked to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2003. The selection was based upon the recommendation of our audit committee.

     Representatives of Deloitte & Touche LLP will be available by teleconference at the annual meeting to respond to appropriate questions from stockholders.

     Adoption of Proposal Two requires approval by the holders of a majority of shares of common stock present in person or represented by proxy, and entitled to vote at the annual meeting. Abstentions may be specified on this proposal to ratify the selection of the independent auditors. Abstentions will be considered present and entitled to vote at the annual meeting but will not be counted as votes cast in the affirmative. Abstentions will have the effect of a negative vote for this proposal to ratify the selection of the independent auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2003.

       PROPOSAL THREE -- APPROVAL OF 2003 NON-QUALIFIED STOCK OPTION PLAN

2003 NON-QUALIFIED STOCK OPTION PLAN

     The Company's stockholders are being asked to approve the adoption of the 2003 Non-Qualified Stock Option Plan (the "2003 Plan"), a copy of which is attached hereto as Exhibit "A". On January 27, 2003, the Board of Directors of the Company adopted the 2003 Plan, to become effective on April 1, 2003, subject to stockholder approval.

     Stockholder Approval Requirement. The approval of the 2003 Plan requires the affirmative vote of a majority of the shares of common stock voting on the matter.

SUMMARY OF THE 2003 NON-QUALIFIED STOCK OPTION PLAN

     Purpose. The purposes of the 2003 Plan are to foster and promote the long-term financial success of the Company by (a) attracting and retaining officers, directors and other key management personnel of outstanding ability by the granting of non-qualified stock options (the "Options") as a separate incentive apart from salary or other compensation; (b) strengthening the Company's ability to develop and maintain a competent management team; (c) providing incentive compensation opportunities that are competitive with those of other corporations; and (d) enabling such officers, directors and other key personnel to participate in such financial success of the Company by encouraging them to become owners of the common stock of the Company.

     Term. The 2003 Plan will terminate on April 1, 2013, unless earlier terminated by the Board.

     Administration. The 2003 Plan will be administered by the Compensation Committee, as designated by the Board (the "Committee"). The Committee is currently comprised of two members, each of whom is a member of the Board, a "non-employee director" as defined under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act and an "outside director" as defined under Section 162(m) of the Internal Revenue Code (the "Code") and the regulations thereunder. No member of the Committee is eligible to participate in the 2003 Plan while serving as a member of the Committee.

     The Committee has the following powers and authority with regard to the 2003 Plan:

     - to interpret and administer the 2003 Plan

     - to select the employees who are to receive Options under the 2003 Plan

     - to determine the times at which Options will be granted

     - to determine the amount of Options to be granted to each such employee

     - to unilaterally amend existing Options without the consent of the participants; provided such amendment does not adversely affect the participant

     - to amend existing Options that adversely affect participants; provided the participant consents

     - to determine the terms and conditions of Options granted under the 2003 Plan and the terms of agreements which will be entered into with participants in the with respect to the 2003 Plan

     The Committee has the power to establish different terms and conditions with respect to different participants in the 2003 Plan.

     Participation. All executive officers, and other key employees of the Company are eligible to participate in the 2003 Plan. Directors of the Company who are not employees of the Company are not eligible to participate in the 2003 Plan. The Committee shall determine from time to time the individuals who are to receive Stock Options under the 2003 Plan. The number of participants eligible to participate in the 2003 Plan is approximately 75. During the lifetime of participants, Options shall be exercisable only by the participant, and no Options will be transferable other than by will or the laws of descent and distribution. Any attempt to pledge, assign or transfer an Option for any reason during the participant's lifetime shall be void and the relevant Option shall be forfeited.

     Shares of Stock Available for Grant. A total not exceeding an aggregate amount of 300,000 shares of the Company's common stock will be available for issuance under the 2003 Plan. The shares may be treasury shares or authorized but unissued shares. The maximum number of shares of common stock subject to Options that may be granted to any one employee shall not exceed 100,000 during any calendar year (the "Individual Limit").

     The 2003 Plan provides that the number of shares issuable or transferable to participants upon the exercise of outstanding Options, the exercise price of the Options or what participants shall be entitled to receive in substitution for shares issuable or transferable to them upon the exercise of outstanding Options may be appropriately adjusted by the Board if any change in the outstanding shares of common stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of common stock, or other similar corporate change occurs.

     Options. The specific terms and conditions of each Option shall be set forth in a written option agreement, which shall comply with the 2003 Plan.

     The Committee shall establish the time and the manner in which an Option may be exercised. The price per share at which common stock of the Company may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value (as such term is defined in the 2003 Plan) of a share of common stock on the date of grant. The option price of the shares of common stock received upon the exercise of an Option shall be paid on the date of exercise: (i) in cash or, (ii) by check, or

(iii) by any other such method that the Committee, in its sole discretion, may consent to in writing. Special rules apply which limit the time of exercise of an Option following an employee's termination of employment or upon the occurrence of a Reorganization Transaction (as defined in the 2003 Plan). The Committee may impose additional restrictions on the exercise of any Option.

     Amendment of the 2003 Plan. The Board may modify or amend, suspend, or terminate the 2003 Plan at any time. Termination of the 2003 Plan shall not affect Options outstanding under the 2003 Plan at the time of termination.

     Change in Control of the Company. If a Reorganization Transaction occurs (as defined in the 2003 Plan), the Board shall either (i) determine what participants are entitled to receive, in substitution for shares issuable under any outstanding Option, in the form of stock, securities, cash or other property, provided, however, that the excess of the aggregate fair market value of the stock, securities or other property subject to the Options immediately after such substitution or the aggregate value of such cash over the exercise price of the Options shall not be less than the excess of the aggregate Fair Market Value of the Shares subject to such Options immediately before such substitution over the exercise price of the Options; or (ii) upon written notice, provide that the participants' Options are terminated unless exercised in accordance with the 2003 Plan within 30 days after the date of the notice. In either case, the Board, in its absolute discretion, may determine whether and to what extent the exercise periods applicable to the Options shall continue to apply, but in no event shall the Board's determination increase the length of the exercise periods.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of certain federal income tax considerations that may be relevant to a grantee as a result of awards they receive under the 2003 Plan. The discussion is for general informational purposes only and does not claim to address specific federal income tax considerations that may apply to each grantee based on their particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to them.

     A participant will not have taxable income and the Company is not entitled to a deduction upon the grant of a Option. Upon the exercise of a Option, a participant will have ordinary income equal to the excess of the Fair Market Value of the shares received over the exercise price of the Option, and, provided that certain requirements of the Internal Revenue Code are met, the Company will be entitled to a corresponding deduction. A participant's tax basis in the shares of Company common stock received upon exercise of a Option will be equal to the fair market value of such shares on the exercise date.

     If a participant sells the shares of Company common stock received upon exercise of a Option, the participant will generally realize a short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount received in connection with the sale of the shares, and the participant's tax basis in such shares.

     Participants will be responsible to make appropriate provision for all taxes required to be withheld in connection with any awards, exercises and transfers of shares of common stock pursuant to the 2003 Plan. This includes responsibility for all applicable federal, state, local or foreign withholding taxes. However, the Company shall have the right to retain a number of shares whose value equals the minimum amount legally required to be withheld to satisfy applicable taxes upon the exercise of Options.

GRANTS UNDER THE 2003 PLAN

     There have been no grants under the 2003 Plan since the Board approved the 2003 Plan set forth in this proposal; accordingly, the benefits or amounts that will be received as a result of the 2003 Plan are not currently determinable.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE STOCK OPTION PLAN.

                             STOCKHOLDER PROPOSALS

     To be included in the proxy statement, any proposals of holders of common stock of the Company intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2004 must be received by the Company, addressed to the Secretary of the Company, Tufco Technologies, Inc., PO Box 23500, Green Bay, WI 54305, no later than October 10, 2003, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

     Any holder of common stock of the Company desiring to bring business before the 2004 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, Tufco Technologies, Inc., PO Box 23500, Green Bay, WI 54305, no later than December 24, 2003.

                                 OTHER BUSINESS

     We know of no other business that will be presented at the annual meeting. If other matters requiring a vote of the stockholders properly comes before the annual meeting, the persons authorized under the proxies will vote and act according to their best judgment.

                                    EXPENSES

     The expense of preparing, printing, and mailing proxy materials to our stockholders will be borne by us. In addition to the solicitation of proxies by use of the mail, proxies may be solicited personally or by telephone or facsimile by directors, officers and regularly engaged employees, none of whom will receive additional compensation therefor. Brokerage houses, nominees and other similar record holders will be requested to forward proxy materials to the beneficial owners of the common stock and will be reimbursed by us upon request for their reasonable out-of-pocket expenses.

                                 ANNUAL REPORT

     We have provided without charge a copy of our annual report to stockholders for fiscal year 2002 to each person being solicited by this proxy statement. UPON THE WRITTEN REQUEST BY ANY PERSON BEING SOLICITED BY THIS PROXY STATEMENT, WE WILL PROVIDE WITHOUT CHARGE A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC (EXCLUDING EXHIBITS, FOR WHICH A REASONABLE CHARGE SHALL BE IMPOSED). All such requests should be directed to: Drew W. Cook, Chief Accounting Officer, Tufco Technologies, Inc., 4800 Simonton Road, Dallas, Texas 75244.

                                                                       EXHIBIT A

                            TUFCO TECHNOLOGIES, INC.

                      2003 NON-QUALIFIED STOCK OPTION PLAN

1.  PURPOSES OF THE PLAN

     The purposes of the Plan are to foster and promote the long-term financial success of the Company by (a) attracting and retaining officers, directors and other key management personnel of outstanding ability by the granting of stock options as a separate incentive apart from salary or other compensation; (b) strengthening the Company's ability to develop and maintain a competent management team; (c) providing incentive compensation opportunities that are competitive with those of other corporations; and (d) enabling such officers, directors and other key personnel to participate in such financial success of the Company by encouraging them to become owners of the Common Stock of the Company.

2.  DEFINITIONS

     (a) "Board" means the Board of Directors of the Company.

     (b) "Change in Control" shall mean the transfer of at least 51% of the voting equity interests in the Company (or any parent company thereof) whether by sale, merger or otherwise, to or with one or more persons or entities other than Overseas Equity Investor Partners, Bradford Venture Partners L.P., or any affiliate thereof.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the committee designated by the Board to administer the Plan under Section 3. The Committee shall have at least two members, each of whom shall be a member of the Board, a Non-Employee Director and an Outside Director.

     (e) "Common Stock" means the shares of Common Stock of the Company, par value $.01 per share. Unless specified otherwise, references to Common Stock shall not include any Common Stock that may be issuable upon the conversion or exercise of any rights to acquire Common Stock, such as the Stock Options and any convertible indebtedness.

     (f) "Company" means Tufco Technologies, Inc., a Delaware corporation, and/or one or more of its Subsidiaries.

     (g) "Effective Date" means April 1, 2003.

     (h) "Employee" means any person (including any officer of the Company, and any member of the Board and of the board of directors of any Subsidiary) who is employed by the Company.

     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (j) "Exercise Period" means the period during which a Participant is entitled to exercise a Stock Option granted to such Participant under the Plan.

     (k) "Fair Market Value" means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. If the shares of Common Stock are not listed on a stock exchange or included in a system that provides a closing sales price, but are traded in the over-the-counter market without the availability of closing sales price information, such determination shall be made on the basis of the average of the bid and offer prices for such shares on the over-the-counter market for such day. If the shares of Common Stock are not traded in the over-the-counter market, the Fair Market Value shall be the fair value of such Common Stock as determined in good faith by the Committee, in its sole discretion.

     (l) "Non-Employee Director" means a member of the Board who meets the definition of a "non-employee director" under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act.

     (m) "Outside Director" means a member of the Board who meets the definition of an "outside director" under Section 162(m) of the Code and the regulations thereunder.

     (n) "Participant" means any Employee who is selected by the Committee to receive a Stock Option.

     (o) "Plan" means the Tufco Technologies, Inc. 2003 Non-Qualified Stock Option Plan.

     (p) "Reorganization Transaction" means a merger, consolidation or combination of the Company with another corporation or entity or any similar reorganization of the Company, the complete liquidation of the Company or the sale of all or substantially all of the assets of the Company.

     (q) "Retirement" means a Termination of Employment by reason of a Participant's retirement (other than by reason of disability) as determined pursuant to and in accordance with the then current regular retirement plan applicable to such Participant; provided, however, that the Participant must be at least age 65 at the time of such Termination of Employment.

     (r) "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

     (s) "Securities Act" means the Securities Act of 1933, as amended.

     (t) "Shares" means shares of Common Stock reserved for issuance or transfer by the Company upon the exercise of outstanding Stock Options.

     (u) "Stock Option" means an option to purchase Shares granted under Section 7 hereof.

     (v) "Subsidiary" means any corporation the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

     (w) "Termination of Employment" means the time when the employee-employer relationship between the Participant and the Company is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, Total Disability, or Retirement, but excluding any such termination where there is simultaneous reemployment by the Company.

     (x) "Total Disability" means a Termination of Employment by reason of the Participant's total disability as determined pursuant to and in accordance with the then current regular long-term disability insurance plan applicable to such Participant. All determinations as to the date and extent of disability of any Employee shall be made by the Committee, in its absolute discretion, upon the basis of such evidence as it deems necessary or desirable.

3.  ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees who are to be Participants under Section 5 hereof, in determining the times at which Stock Options will be granted, in determining the amount of Stock Options to be granted to each such Employee, in determining the terms and conditions of Stock Options granted under the Plan and the terms of Agreements which will be entered into with Participants. The Committee shall have the power to establish different terms and conditions with respect to different Participants.

     (b) A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee. Additionally, when the Board exercises the powers reserved to it under Section 12 or Section 14 of the Plan, the provisions of the by-laws of the Company governing the number of Directors of the Board required for action to be taken by the Board at a meeting and the requirements for voting by Directors at a meeting at which a quorum is present, or for acting by their written consent, shall be complied with by the Board in order to take valid actions.

     (c) The Committee shall have the authority to interpret the Plan, establish and revise rules and regulations relating to the Plan, and make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions, interpretations and determinations by the Committee shall be final and binding upon all persons, including, but not limited to, the Company, its stockholders, Participants and their personal representatives, heirs and assigns, and other Employees.

     (d) All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, or other persons to render services in connection with the Plan, and the Company, the Board, the Committee, and members of the Board and the Committee shall be entitled to rely upon the advice, opinions, or valuations of any such persons. Neither the Company, the Board, the Committee, nor any member of the Board or Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and Committee shall be indemnified by the Company with respect to any such liability to the fullest extent permitted by the laws of the State of Delaware.

4.  COMMON STOCK SUBJECT TO THE PLAN

     (a) Subject to adjustment as provided in Section 12, the maximum number of shares of Common Stock that may be issued or transferred by the Company under the Plan, and which shall be reserved for such issuance or transfer, shall be 300,000.

     (b) The Board may authorize the purchase of Shares by the Company in the open market to be held in treasury and reserved for issuance under the Plan, and may reserve authorized but unissued Shares, not otherwise reserved or restricted, for issuance under the Plan.

     (c) The approval of the Plan by the Board shall constitute the Board's conclusive judgment and determination that, if Shares are issued to a Participant in accordance with the terms and conditions of the Plan, such Shares shall be considered to be issued for full and adequate consideration and shall be fully paid and non-assessable Common Stock, and that such consideration shall be credited to the Company's stated and paid-in capital accounts in accordance with the Company's standard accounting practice.

     (d) The maximum number of shares of Common Stock subject to Stock Options that may be granted to any Employee shall not exceed 100,000 during any calendar year (the "Individual Limit"). Subject to Section 14 and Section 15(d) hereunder, any Stock Option that is canceled or repriced by the Committee shall count against the Individual Limit. Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on the Stock Options of any transaction or event described in Section 12.

5.  ELIGIBILITY

     The Committee shall from time to time, in its absolute discretion, select Participants to whom Stock Options shall be granted from among those Employees who are officers, directors and other key executive personnel of the Company.

6.  AGREEMENT

     Each Participant granted a Stock Option under the Plan shall enter into an Agreement with the Company, in form approved by the Committee, which shall set forth the terms and conditions of the Stock Options granted to the Participant as set forth in Section 7 and 8 hereof and such other terms and conditions as the Committee shall, in its sole discretion, determine. The Agreement shall not become effective until the conditions set forth in Section 10 hereof have been satisfied.

7.  TERMS OF STOCK OPTION

     At the time a Stock Option is granted, the Committee shall specify in the Agreement referred to in Section 6 the following terms and conditions with respect to the Stock Option:

          (a) Number of Shares. The number of Shares issuable or transferable to the Participant upon the exercise of the Stock Option. Notwithstanding the foregoing, in no event shall the number of Stock Options issued to any one Participant exceed the Individual Limit as set forth in Section 4(d) above.

          (b) Price. The price per share at which Common Stock may be purchased upon exercise of a Stock Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.

          (c) Payment of the Stock Option Price. The Committee shall establish the time and the manner in which a Stock Option may be exercised. The option price of the shares of Common Stock received upon the exercise of a Stock Option shall be paid on the date of exercise: (i) in cash or, (ii) by check, or (iii) by any other such method that the Committee, in its sole discretion, may consent to in writing.

          (d) Term. The Agreement shall specify when Stock Options granted become vested and/or exercisable, subject to Section 10, and shall specify the length of the Exercise Period. Notwithstanding the above, upon the occurrence of a Change in Control of the Company, all Stock Options outstanding at such time shall become one hundred percent (100%) vested and exercisable. Unless otherwise specified by the Committee in the Agreement, the term of a Stock Option shall be 10 years.

          (e) Withholding. Participants shall be responsible to make appropriate provision for all taxes required to be withheld in connection with a Stock Option, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. Upon the exercise of a Stock Option, the Company shall have the right to retain the number of shares of Common Stock whose Fair Market Value equals the minimum amount legally required to be withheld in satisfaction of the applicable withholding taxes.

          (f) Other. Such other terms and conditions not inconsistent with the Plan as the Committee shall specify.

8.  TERMINATION OF EMPLOYMENT

     Unless the Committee specifies otherwise in the Agreement, the following terms and conditions shall apply to each Stock Option granted under the Plan:

          (a) Termination For Cause. If a Participant's employment is terminated by the Company for cause, such determination to be made by the Committee in its sole discretion, all Stock Options granted to such Participant shall terminate at the time employment is terminated.

          (b) Death. If the Participant dies while an Employee, any Stock Option held by such Participant at the date of such Participant's death shall be exercisable in its entirety by such Participant's personal representatives, heirs or legatees at any time prior to the expiration of one year after the date of the Participant's death or until the expiration of the term of the Stock Option, whichever period is shorter.

          (c) Retirement or Total Disability. If there is a Termination of Employment of a Participant by reason of Retirement or Total Disability, any Stock Option held by the Participant shall be exercisable in its entirety at any time prior to the expiration of three months in the case of Retirement and one year in the case of Total Disability after the date of such Termination of Employment or until the expiration of the term of the Stock Option, whichever period is shorter.

          (d) Other Termination. If there is a Termination of Employment of a Participant for any reason other than those specified in Sections 8(a), 8(b) above, such Participant shall be permitted, for a 45-day period following the date of termination or until the expiration of the term of the Stock Option, whichever period is shorter, to exercise any Stock Option which was exercisable as of such termination date.

9.  LEAVE OF ABSENCE

     If a Participant is granted a leave of absence by the Company, the Committee may make such provision respecting continuance of any Stock Option held by such Participant while such Participant continues as an Employee as it may deem advisable, except that in no event shall any Stock Option become exercisable after the expiration of the Exercise Period applicable to such Stock Option.

10.  COMPLIANCE WITH APPLICABLE LAWS

     (a) No Stock Options shall be granted, and no Shares shall be issued or transferred, by the Company to a Participant pursuant to the Plan unless the Committee, in its sole discretion, shall have first determined that all registrations, approvals, exemptions, and any other action required by law to be taken with respect to the Plan shall have been accomplished, including, but not limited to, such action, if any, as is then required to comply with the provisions of the Securities Act, the Exchange Act, any applicable state Blue Sky laws, and the requirements of any exchange or other system on which the Common Stock may, at the time, be listed or quoted.

     (b) Each certificate for Shares issued or transferred pursuant to the Plan shall be registered in the name of the Participant or in such other name as the Participant shall designate. If so required by the Committee upon the advice of counsel, the Company shall place a stop transfer order with its transfer agent with respect to such Shares, the Participant shall furnish a representation that the Shares are being acquired as an investment and not with a view to the distribution thereof, and such certificate shall bear an appropriate legend restricting the transfer of such Shares. Any such stop transfer order, investment representation or legend shall apply only so long as necessary, in the opinion of the Committee, to insure that the resale or other disposition of the Shares of the Participant would not involve a violation of the provisions of the Securities Act or applicable state Blue Sky laws.

11.  EMPLOYMENT

     No Employee or other person shall have any claim or right to be granted a Stock Option under the Plan. Nothing herein contained shall at any time be deemed to give to any Employee the right to be retained in the employ of the Company, interfere with the right of the Company to discharge any Employee, give to the Company the right to require any Employee to remain in its employ, or interfere with any Employee's right to terminate employment.

12.  CORPORATE CHANGES

     (a) If any change in the outstanding shares of Common Stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of Common Stock, or other similar corporate change occurs, the number of Shares issuable or transferable to Participants upon the exercise of outstanding Stock Options, the exercise price of such Stock Options or what Participants shall be entitled to receive in substitution for Shares issuable or transferable to them upon the exercise of outstanding Stock Options, may be appropriately adjusted by the Board, whose determination in such regard shall be conclusive.

     (b) If the Company becomes a party to a Reorganization Transaction, the Board shall either: (i) determine what Participants shall be entitled to receive, in substitution for Shares issuable or transferable to them upon the exercise of outstanding Stock Options, in the form of stock, securities, cash or other property to be received by owners of Common Stock of the Company as a result of such Reorganization Transaction; provided, however, that the excess of the aggregate fair market value of the stock, securities or other property subject to the Stock Options immediately after such substitution or the aggregate value of such cash over the exercise price of the Stock Options shall not be less than the excess of the aggregate Fair Market Value of the Shares subject to such Stock Options immediately before such substitution over the exercise price of the Stock Options; or (ii) upon written notice to Participants, provide that the Participants' Stock Options shall be terminated unless exercised in accordance with the Plan within 30 days after the date of such notice. In either such case, the Board, in its absolute discretion, may determine whether and to what extent the Exercise

Periods applicable to such Stock Options shall continue to apply, but in no event shall any such Board determination increase the length of such Exercise Periods.

13.  INDEMNIFICATION OF BOARD

     In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Committee or of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he or she may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by him or her in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceeding, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or Board member is liable for misconduct in his or her duties; and provided further that the Committee member or Board Member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

14.  EFFECTIVE DATE, TERMINATION AND AMENDMENT

     The Plan shall become effective on the Effective Date. The Plan shall remain in full force and effect until the earlier of 10 years from the Effective Date, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time. Termination of the Plan pursuant to this Section 14 shall not affect Stock Options outstanding under the Plan at the time of termination.

15.  MISCELLANEOUS

     (a) Effect Upon Other Plans. The adoption of the Plan shall not affect any stock option or other compensation or incentive plan in effect for the Company, and the Plan shall not preclude the Board from establishing any other forms of incentive, bonus or other compensation for Employees.

     (b) Assignability. No Stock Option shall be pledged, assigned or transferred for any reason during the Participant's lifetime and any attempt to do so shall be void and the relevant Stock Option shall be forfeited. During the life of the Participant, Stock Options shall be exercisable only by such Participant. No Participant shall have any rights as a stockholder with respect to any Shares covered by a Stock Option until date of issuance of stock certificates to such Participant for such Shares. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other stockholder rights for which the record date is prior to the date such stock certificates are issued.

     (c) Binding Effect. Any delivery of Shares upon the exercise of Stock Options to any Participant or former Participant or such Participant's legal representative or to any beneficiary of such Participant in accordance with the provisions of the Plan shall be in full satisfaction of all claims with respect to such Stock Options which such Participant, representative or beneficiary may have against the Company, the Committee or any member of the Committee. The Plan shall be binding upon the beneficiaries, heirs, executors, administrators, distributees and assigns of the Participants and the successors and assigns of the Company.

     (d) Amendment of Outstanding Stock Options. The Committee shall have the power unilaterally and without approval of a Participant to amend an existing Stock Option in any manner; provided that (i) such an amendment does not materially adversely affect such previously granted Stock Option and (ii) the amended Stock Option is consistent with the terms of the Plan. In addition, the Committee may amend any outstanding Stock Option in any manner, even if such amendment materially adversely affects such Stock Option, provided that (i) such Participant consents to the amendment and (ii) the amended Stock Option is consistent with the terms of the Plan.

     (e) Governing Law. To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

                            TUFCO TECHNOLOGIES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 12, 2003
                      THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                            TUFCO TECHNOLOGIES, INC.
The undersigned hereby appoints ROBERT J. SIMON and MICHAEL B. WHEELER, and each of them, jointly and severally, as proxies, each with full power of substitution, to vote all of the undersigned's shares of common stock held of record on January 28, 2003, at the 2003 annual meeting of stockholders or at any postponements or adjournments thereof.

This proxy, when properly executed, will be voted in accordance with the directions made on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE FIRST THREE PROPOSALS. THE PROXIES WILL VOTE WITH RESPECT TO THE FOURTH PROPOSAL ACCORDING TO THEIR BEST JUDGMENT.

1. Election of Directors.

   FOR all nominees listed below (except as marked below to   WITHHOLD AUTHORITY to vote for all nominees listed below [ ]
   the contrary) [ ]

  (Samuel J. Bero, C. Hamilton Davison, Jr., Louis LeCalsey III, William J. Malooly, Seymour S. Preston III and Robert J. Simon)

  INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME ABOVE.
2. Ratification of the selection of Deloitte & Touche LLP as independent auditors for the 2003 fiscal year.

     FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

3. Approval of the 2003 Non-Qualified Stock Option Plan.

     FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

                                       P
                                       R
                                       O
                                       X
                                       Y

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

Please sign exactly as name appears below. When shares are held in more than one name, all parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                    Dated:                , 2003
                                                           ---------------


                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Signature if shares held in
                                                    more than one name

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.